Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	3/31/2019	12/31/2018	3/31/2018
Assets
Loans	$90,178	$89,552	$88,089
Loans held for sale	894	1,227	1,667
Securities available for sale	20,854	19,428	17,888
Held-to-maturity securities	11,234	11,519	12,189
Trading account assets	979	849	769
Short-term investments	2,511	2,562	1,644
Other investments	646	666	715
Total earning assets	127,296	125,803	122,961
Allowance for loan and lease losses	(883)	(883)	(881)
Cash and due from banks	611	678	643
Premises and equipment	849	882	916
Goodwill	2,516	2,516	2,538
Other intangible assets	300	316	387
Corporate-owned life insurance	4,184	4,171	4,142
Accrued income and other assets	5,596	5,030	5,054
Discontinued assets	1,046	1,100	1,289
Total assets	$141,515	$139,613	$137,049

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$61,380	$59,918	$54,606
Savings deposits	4,839	4,854	6,321
Certificates of deposit ($100,000 or more)	8,396	7,913	7,295
Other time deposits	5,573	5,332	4,928
Total interest-bearing deposits	80,188	78,017	73,150
Noninterest-bearing deposits	27,987	29,292	31,601
Total deposits	108,175	107,309	104,751
Federal funds purchased and securities sold under repurchase agreements	266	319	616
Bank notes and other short-term borrowings	679	544	1,133
Accrued expense and other liabilities	2,301	2,113	1,854
Long-term debt	14,168	13,732	13,749
Total liabilities	125,589	124,017	122,103

Equity
Preferred stock	1,450	1,450	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,259	6,331	6,289
Retained earnings	11,771	11,556	10,624
Treasury stock, at cost	(4,283)	(4,181)	(3,260)
Accumulated other comprehensive income (loss)	(530)	(818)	(991)
Key shareholders’ equity	15,924	15,595	14,944
Noncontrolling interests	2	1	2
Total equity	15,926	15,596	14,946
Total liabilities and equity	$141,515	$139,613	$137,049

Common shares outstanding (000)	1,013,186	1,019,503	1,064,939

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2019	12/31/2018	3/31/2018
Interest income
Loans	$1,066	$1,058	$940
Loans held for sale	13	26	12
Securities available for sale	129	115	95
Held-to-maturity securities	68	71	69
Trading account assets	8	8	7
Short-term investments	16	15	8
Other investments	4	4	6
Total interest income	1,304	1,297	1,137
Interest expense
Deposits	202	174	91
Federal funds purchased and securities sold under repurchase agreements	1	1	4
Bank notes and other short-term borrowings	4	4	6
Long-term debt	120	118	92
Total interest expense	327	297	193
Net interest income	977	1,000	944
Provision for credit losses	62	59	61
Net interest income after provision for credit losses	915	941	883
Noninterest income
Trust and investment services income	115	121	133
Investment banking and debt placement fees	110	186	143
Service charges on deposit accounts	82	84	89
Operating lease income and other leasing gains	37	28	32
Corporate services income	55	58	62
Cards and payments income	66	68	62
Corporate-owned life insurance income	32	39	32
Consumer mortgage income	8	7	7
Mortgage servicing fees	21	21	20
Other income (a)	10	33	21
Total noninterest income	536	645	601
Noninterest expense
Personnel	563	576	594
Net occupancy	72	75	78
Computer processing	54	55	52
Business services and professional fees	44	49	41
Equipment	24	26	26
Operating lease expense	26	32	27
Marketing	19	25	25
FDIC assessment	7	9	21
Intangible asset amortization	22	22	29
OREO expense, net	3	1	2
Other expense	129	142	111
Total noninterest expense	963	1,012	1,006
Income (loss) from continuing operations before income taxes	488	574	478
Income taxes	82	92	62
Income (loss) from continuing operations	406	482	416
Income (loss) from discontinued operations, net of taxes	1	2	2
Net income (loss)	407	484	418
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$407	$484	$418

Income (loss) from continuing operations attributable to Key common shareholders	$386	$459	$402
Net income (loss) attributable to Key common shareholders	387	461	404
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.45	.38
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.45	.38

Cash dividends declared per common share	$.17	$.17	$.105

Weighted-average common shares outstanding (000)	1,006,717	1,018,614	1,056,037
Effect of common share options and other stock awards	9,787	11,803	15,749
Weighted-average common shares and potential common shares outstanding (000) (c)	1,016,504	1,030,417	1,071,786

(a)
For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.